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                                                                     Exhibit 4.3


                     BALLY TOTAL FITNESS HOLDING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE OF THE PLAN. This Employee Stock Purchase Plan of Bally Total Fitness Holding Corporation adopted on this 21st day of November, 1997, is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is not intended that this Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

         2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

                  2.1 "ACCOUNT" means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares and paying the applicable withholding taxes on the purchase of the Shares under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company.

                  2.2 "AFFILIATE" means an "affiliate within the meaning of Rule 12b-2 of the General Rules and regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).



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                  2.3 "ASSOCIATE" means an "associate" within the meaning of
         Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).

                  2.4 "BENEFICIAL OWNER" means with respect to any Person, and a Person shall be deemed to "beneficially own" and be the beneficial owner of, any securities (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;
         (ii) which such Person or any of such Person's Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (b) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or

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         any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(b) above) or disposing of any securities of the Company. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase "then outstanding" when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  2.5 "BOARD" means the Board of Directors of Bally Total Fitness Holding Corporation.

                  2.6 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

                           (a) any Person other than an Exempt Person (an
                  "Acquiring Person") is or becomes the Beneficial Owner of Shares representing ten percent (10%) or more of the combined voting power of the Company's then outstanding Shares other than either in connection with a transaction or series of related transactions approved by the Board (which transaction or series of related transactions must have been approved by a majority of the Continuing

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                  Directors) or as the result of the reduction in the number of issued and outstanding Shares pursuant to a transaction or series of related transactions approved by the Board;

                           (b) any Person other than an Exempt Person commences,
                  or publicly announces an intent to commence, a tender or exchange offer, the consummation of which would result in such Person becoming the Beneficial Owner of Shares representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding Shares;

                           (c) during any period of two (2) consecutive years
                  (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Continuing Directors; or

                           (d) (i) the stockholders of the Company approve a
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than eighty percent (80%) of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.




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                  2.7 "CODE" means the Internal Revenue Code of 1986, as in
         effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.8 "COMMITTEE" means the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

                  2.9 "COMPANY" means Bally Total Fitness Holding Corporation.

                  2.10 "CONTINUING DIRECTOR" means a director of the Company who is not an Acquiring Person or an Affiliate or Associate thereof or any of their representatives and who either was a director of the Company before any Person became an Acquiring Person or whose nomination or election to the Board was recommended or approved by a majority of the then Continuing Directors.

                  2.11 "ELIGIBLE COMPENSATION" means the regular compensation (i.e., straight time earnings or draw) earned by an Employee during a payroll period, before deductions or withholdings, and shall exclude, unless the Committee determines otherwise, all other amounts, including, but not limited to, (i) amounts paid as commissions or bonuses, for overtime, as the reimbursement of expenses and other additional compensation, (ii) all amounts contributed by the Company or any Subsidiary under any profit-sharing, pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted and (iii) any income from stock option exercises or other equity based compensation. Notwithstanding the foregoing, the maximum amount of eligible compensation for any Employee in any calendar year is $250,000.

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                  2.12 "EMPLOYEE" means a person employed by the Company or any of its Subsidiaries; provided, however, that no person shall be considered an Employee unless he (i) is customarily employed by the Company or any of its Subsidiaries for more than thirty (30) hours per week and (ii) has been employed by the Company or any of its Subsidiaries for at least twelve (12) consecutive months as of the Offering Commencement Date of any such offering; and provided further that no person employed by the Company in the position of Vice President, or any position of higher authority as determined by the Committee shall be considered an Employee for purposes of this Plan.

                  2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

                  2.14 "EXEMPT PERSON" means the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding shares for or pursuant to the terms of any such plan, any director of the Company holding office as of the close of business on the date the Plan is adopted by the Board who is also an officer of the Company on such date, any immediate family member of or Person controlled by any such director.

                  2.15 "FAIR MARKET VALUE" means, with respect to the Shares, the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotations System (NASDAQ) or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

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                  2.16 "OFFERING COMMENCEMENT DATE" means April 1 or October 1, as the case may be, or any other date determined by the Committee, on which a particular offering begins.

                  2.17 "OFFERING TERMINATION DATE" means March 31 or September 30, as the case may be, or any other date determined by the Committee, on which a particular offering terminates.

                  2.18 "OPTION" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

                  2.19 "PARENT" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.20 "PLAN" means the Bally Total Fitness Holding Corporation Employee Stock Purchase Plan.

                  2.21 "PURCHASE PERIOD" means the period commencing on the Offering Commencement Date and ending on the Offering Termination date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

                  2.22 "RULE 16B-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations

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         which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provision of Rule 16b-3 as it may hereafter be amended or replaced.

                  2.23 "SHARES" means shares of the Company's $.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertain to any other security, such other security.

                  2.24 "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.25 "SUCCESSOR" means the legal representative of the estate of a deceased Employee.

         3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 250,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.


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         4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee to administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel options (subject to Section 24 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. OFFERINGS. Unless the Committee, in its discretion, determines otherwise, and except with respect to the first offering, the Plan will be implemented by consecutive six (6) month offerings. The first offering under the Plan shall commence on January 1, 1998 and terminate on March 31, 1998. Thereafter, offerings shall commence on each subsequent April 1 and October 1 and terminate on the following September 30 and March 31, respectively, until the Plan is terminated or no additional Shares are available for purchase under the Plan.

         6. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing, signing and filing a subscription agreement ("Subscription Agreement") which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%), to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers, including, but not limited to, any forms required to establish a brokerage account at a

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brokerage firm designated by the Committee in the Employee's name for the purpose of holding any Shares purchased pursuant to the Plan, with such person as the Committee may designate at least fourteen (14) business days prior to the Offering Commencement Date of the first offering in which he wishes to participate. After completing, signing and filing a Subscription Agreement and any other necessary papers in accordance with the preceding sentence, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 13 hereof, is deemed to have withdrawn from the Plan in accordance with Section 18 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in Section 13, if an Employee desires to change the percentage of his Eligible Compensation to be withheld and applied to the purchase of Shares, or if an Employee who withdraws from the Plan desires to re-enter the Plan, he must file a new Subscription Agreement in accordance with this Section 6 at least fourteen (14) business days prior to the Offering Commencement Date of the particular offering to which such change or re-entry is intended to apply. An Employee's re-entry into the Plan cannot become effective before the beginning of the next offering following his withdrawal; provided, however, if an Employee is subject to Section 16(b) of the Exchange Act, his re-entry into the Plan must comply with the requirements of Rule 16b-3 for all transactions under the Plan to be exempt from Section 16(b) of the Exchange Act. Participation in one offering under the Plan shall neither limit nor require participation in any other offering. Notwithstanding any foregoing reference to completing, signing and filing any Subscription Agreement or papers, if the Committee authorizes an automated, paperless enrollment or change procedure for purposes of the Plan, the Employee will be considered to have completed, signed and filed the necessary Subscription Agreement if he follows the automated procedures so established.

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         7. GRANT OF OPTIONS. Subject to the limitations set forth in Section 8 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering that are not utilized to pay the applicable withholding taxes on the purchase of the Shares. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine, but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares. Notice of any such reduction shall be given to each participating Employee. In the event an Employee's election to purchase Shares pursuant to an offering made under the Plan is cancelled, in whole or in part, pursuant to the provisions of the Plan, a proportionate portion of the Option granted to such Employee shall automatically terminate.

         8. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

                  (a) No Employee may purchase, or elect to purchase, Shares during any one offering pursuant to the Plan for an aggregate purchase price in excess of ten percent (10%) of his Eligible Compensation during the Purchase Period applicable to such offering.

                  (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock (within

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         the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

                  (c) No employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section, 423(b)(8) of the Code) at a rate which exceeds ($25,000) of fair market value of such stock (determined on the date the Option to purchase is granted) for each calender year in which such Option is outstanding at any time.

         9. EXERCISE PRICE. Unless the Committee, in its discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) ninety-five (95%) of the Fair Market Value of the Shares on the Offering Commencement Date, and
(b) ninety-five (95%) of the Fair Market Value of the Shares on the Offering Termination Date.

         10. METHOD OF PAYMENT. Payment of the exercise price of any Option granted pursuant to the Plan and the applicable withholding taxes resulting from the exercise of an Option shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company pursuant to Section 6 of the Plan to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation. All such payroll deductions made for an Employee shall be credited to his Account. An Employee

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may not make any separate cash payments into his Account, nor may payment for
Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 10.

         11. EXERCISE OF OPTIONS. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 7 and 8 of the Plan, upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of the date will automatically be applied for the purchase of that number of Shares, rounded to the nearest whole share, which can be purchased by the amount credited, after first deducting from such amount the applicable withholding taxes resulting from the purchase of the shares. A certificate representing the Shares so purchased shall be delivered to the Employee, or, in the Committee's discretion, to a brokerage account established for the benefit of the Employee, (which contains such terms and conditions as the Committee may designate), as soon as reasonably practicable after the exercise of the Option. Unless an Employee notifies the Company in writing not to carry over the balance of his Account to the next offering, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, or upon termination of his employment, the balance of each Employee's Account shall be returned to him.

         12. RIGHTS AS STOCKHOLDER. An Employee will become a stockholder of the Company with respect to Shares for which payment has been received at the close of business on the Offering Termination Date. An Employee will have no rights as a stockholder with respect to Shares under an election to purchase Shares until he has become a stockholder as provided above.



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         13. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety (as set forth in his Subscription Agreement) by cancelling the percentage amount which he has authorized the Company to withhold from his Eligible Compensation for each payroll period during the Purchase Period. Any such cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate or execution of any automated procedure which has been established to request cancellation. Such notice of cancellation must be so delivered before the close of business on the fourteenth to last business day of the Purchase Period. An Employee's rights upon the cancellation of his election to purchase Shares shall be limited to the following:

                  (a) He may receive in cash, as soon as practicable after the Offering Termination Date, the amount then credited to his Account.

                  (b) He may have the amount credited to his Account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase, after first deducting from such amount the applicable withholding taxes resulting from the purchase of the Shares. The purchase of Shares will become effective at the close of business on the Offering Termination Date.

In the case of a full cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must file a new Subscription Agreement in accordance with Section 6.

         14. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period shall be deemed to have withdrawn from the Plan, and the Employee's only right will be to receive in cash

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the amount credited to his Account. If the Employee returns to active service, to re-enter the Plan the Employee must file a new Subscription Agreement in accordance with Section 6.

         15. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares.

         16. RETIREMENT. If an Employee terminates his employment in a manner entitling him to early, normal or late retirement benefits under the provisions of any compensation or retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)) has an election to purchase Shares in effect at the time of his retirement, he may, within three (3) months after the date of his retirement (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

                  (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in his Account, or

                  (b) Have the amount credited to his Account at the time of the termination of his employment by reason of retirement applied to the purchase of the number of Shares such Account will then purchase, after first deducting from such amount the applicable withholding taxes resulting from the purchase of the Shares. The purchase of Shares will become effective as of the close of business on the Offering Termination Date.



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         If no such notice is given within such period, the election will be deemed cancelled as of the date of retirement and the only right of the Employee will be to receive in cash the amount credited to his Account.

         17. DEATH. If an Employee, including a retired Employee, dies and has an election to purchase Shares in effect at the time of his death, the only right of the Employee's Successor will be to receive in cash the amount credited to the Employee's Account.

         18. TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT If an Employee's employment is terminated for any reason other than retirement prior to the end of the Purchase Period of any offering, the Employee's rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the only right of the Employee will be to receive the cash then credited to his Account.

         19. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder.

         20. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the

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Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

         21. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the Change in Control occurs, with the effect that such day will be the Offering Termination Date of such offering.

         22. TAXES. The Company shall deduct from the amount credited to an Employee's Account the amount of any taxes which the Company is required to withhold, as and when required by law, with respect to the Shares to be received pursuant to the exercise of an Option granted under the Plan.

         23. TERMINATION OF THE PLAN. Although the Company intends to continue the Plan, the Company reserves the right to terminate the Plan at any time. Any options outstanding at the time of termination shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

         24. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.


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         25. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares to or for the benefit of an Employee pursuant to the exercise of an Option may be postponed by the Company such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.

         26. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         27. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

         28. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on January 1, 1998.


         29. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.


Adopted on November 21, 1997

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